SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         /X/      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         / /      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                      HOSPITALITY WORLDWIDE SERVICES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                      HOSPITALITY WORLDWIDE SERVICES, INC.

                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Hospitality Worldwide Services, Inc.

         Please take notice that the Annual Meeting of Shareholders of Hospitality Worldwide Services, Inc., a New York corporation (the "Company"), will be held at the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, June 25, 1998 at 11:00 A.M. for the following purposes:

                  1.       To elect 7 members of the Board of Directors.

                  2. To approve amendments to the Company's Certificate of Incorporation and By-Laws to create three classes of directors serving for staggered terms ranging from one to three years.

                  3. To approve an amendment to the Company's Certificate of Incorporation to increase (i) the number of authorized shares of the Company's Common Stock from 20,000,000 to 50,000,000, and (ii) the number of authorized shares of Preferred Stock from 3,000,000 to 5,000,000.

                  4. To approve an amendment to the Company's 1996 Stock Option Plan (the "Employee Plan") to increase the number of shares of Common Stock issuable upon exercise of stock options granted pursuant to the Employee Plan from 1,700,000 to 2,700,000.

                  5. To ratify the appointment of Arthur Andersen, LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

                  6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on May 18, 1998 as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting.

         YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

         You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.


                                        By Order of the Board of Directors,



                                        HOWARD G. ANDERS
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

New York, New York
May [22], 1998

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 25, 1998


         The proxy accompanying this proxy statement (the "Proxy Statement") is solicited by the Board of Directors (the "Board of Directors") of Hospitality Worldwide Services, Inc., a New York corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders to be held at the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, June 25, 1998 at 11:00 A.M. and at any adjournment or adjournments thereof (the "Annual Meeting").

         The principal executive offices of the Company are located at 450 Park Avenue, Suite 2603, New York 10022. The approximate date of mailing of this Proxy Statement and the accompanying proxy to shareholders is May [22], 1998.

                        RECORD DATE AND VOTING SECURITIES

         Only holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and Redeemable Convertible Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), of record at the close of business on May 18, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. On the Record Date, 11,868,022 shares of Common Stock were issued and outstanding and 200,000 shares of Convertible Preferred Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote, and each outstanding share of Convertible Preferred Stock entitles the holder thereof to 4.17 votes.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock and/or Convertible Preferred Stock represented by proxies in the accompanying form that are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the Annual Meeting of the person appointing a proxy will not revoke the appointment. A majority of the votes of shares entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee, who does not have discretionary voting power with respect to that item, has not received instructions from the beneficial owner. Broker non-votes and abstentions are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes cast at the Annual Meeting and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions will have the effect of a vote "against" on all matters other than the election of directors and the ratification of the Company's independent certified public accountants.

         The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The voting securities of the Company outstanding on May 18, 1998 consisted of 11,868,022 shares of Common Stock and 200,000 shares of Convertible Preferred Stock. The following table sets forth information concerning ownership of the Common Stock and the Convertible Preferred Stock, as at May 18, 1998, by
(i) each director and nominee for director, (ii) each executive officer, (iii) all directors, director nominees and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock. Unless otherwise indicated, the address of each person listed below is 450 Park Avenue, New York, New York 10022.


                                                                                                 Convertible
                                                  Common Stock        Percent of               Preferred Stock       Percent of
            Beneficial Owner(1)                Beneficially Owned      Class(2)              Beneficially Owned        Class
----------------------------------------      ------------------     ---------              ------------------      ---------

Robert A. Berman...........................             687,085(3)           5.8%

Leonard F. Parker..........................                271,435           2.3%
550 Biltmore Way
Coral Gables, Florida  33134

Douglas A. Parker..........................             376,667(4)           1.5%                       40,000(4)          20.0%
550 Biltmore Way
Coral Gables, Florida  33134

Howard G. Anders...........................             179,600(5)           1.5%

Richard A. Bartlett........................             416,500(6)           3.4%
c/o Resource Holdings Associates, L.P.
520 Madison Avenue, 40th Floor
New York, New York  10022

Scott A. Kaniewski.........................             100,424(7)              *

Louis K. Adler.............................              83,334(8)              *
910 Travis Street, Suite 2030
Houston, Texas  77002-5810

George Asch................................              83,334(9)              *
c/o Gray Seifert & Company, Inc.
380 Madison Avenue
New York, New York  10022

Bradley Parker.............................            305,000(10)           2.5%                      40,000(10)          20.0%
550 Biltmore Way
Coral Gables, Florida  33134

Philip Parker..............................            355,000(11)           2.9%                      40,000(11)          20.0%
550 Biltmore Way
Coral Gables, Florida  33134


                                                                                                 Convertible
                                                  Common Stock        Percent of               Preferred Stock       Percent of
            Beneficial Owner(1)                Beneficially Owned      Class(2)              Beneficially Owned        Class
----------------------------------------      ------------------     ---------              ------------------      ---------

Mitchell Parker............................            355,000(12)           2.9%                      40,000(12)          20.0%
550 Biltmore Way
Coral Gables, Florida  33134

Gregg Parker...............................            355,000(13)           2.9%                      40,000(13)          20.0%
550 Biltmore Way
Coral Gables, Florida  33134

All Executive Officers and Directors as a group      2,198,379(14)          17.5%
(8 persons)................................

----------

* Less than 1%

(1) Except as outlined herein, the persons named in the table, to the Company's knowledge, have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2)      Calculations  assume  that  (i) all  options  and  warrants  which  are presently exercisable or exercisable within 60 days have been exercised; and (ii) all Convertible Preferred Stock which is presently convertible has been converted.

(3) Consists of (i) 474,085 shares of Common Stock held individually by Mr. Berman; (ii) 200,000 shares of Common Stock held by Watertone Holdings, L.P., a Delaware limited partnership and affiliate of the Company ("Watertone"), as to which Mr. Berman is attributed beneficial ownership (as the sole Manager of Watertone's general partner) pursuant to Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) 13,000 shares of Common Stock held by Watermark LLC as to which Mr. Berman is attributed beneficial ownership (as sole Manager) pursuant to Rule 13d-3.

(4) Consists of (i) 155,000 shares of Common Stock held individually by Mr. Parker; (ii) 21,667 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Parker; and (iii) 200,000 shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock which are presently convertible. The shares of Convertible Preferred Stock convert into Common Stock on a formula basis. This computation assumes the conversion of the Convertible Preferred Stock on May 18, 1998 and represents the minimum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Should Mr. Parker convert any or all of his shares of Convertible Preferred Stock, his ownership interest in the Convertible Preferred Stock will decrease or disappear accordingly.

(5) Consists of (i) 4,600 shares of Common Stock held individually by Mr. Anders; and (ii) 175,000 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Anders.

(6) Consists of (i) 108,166 shares of Common Stock owned individually by Mr. Bartlett: (ii) 300,000 shares of Common Stock underlying an option granted to Resource Holdings Associates, L.P. ("Resource Holdings") as to which Mr. Bartlett is attributed beneficial ownership pursuant to Rule 13d-3; and (iii) 8,334 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Bartlett. Mr. Bartlett, as a Managing Director of Resource Holdings, has shared power to vote and dispose of the 300,000 shares of Common Stock underlying Resource Holdings' option.

(7) Consists of (i) 92,090 shares of Common Stock held individually by Mr. Kaniewski; and (ii) 8,334 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Kaniewski.

(8) Consists of (i) 75,000 shares of Common Stock held individually by Mr. Adler; and (ii) 8,334 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Adler.

(9) Consists of (i) 75,000 shares of Common Stock held individually by Mr. Asch; and (ii) 8,334 shares of Common Stock issuable upon exercise of presently exercisable options currently held by Mr. Asch.

(10) Consists of (i) 105,000 shares of Common Stock held individuall by Mr. Parker; and (ii) 200,000 shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock which are presently convertible. The shares of Convertible Preferred Stock convert into Common Stock on a formula basis. This computation assumes the conversion of the Convertible Preferred Stock on May 18, 1998 and represents the minimum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Should Mr. Parker convert any or all of his shares of Convertible Preferred Stock, his ownership interest in the Convertible Preferred Stock will decrease or disappear accordingly.

(11) Consists of (i) 155,000 shares of Common Stock held individuall by Mr. Parker; and (ii) 200,000 shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock which are presently convertible. The shares of Convertible Preferred Stock convert into Common Stock on a formula basis. This computation assumes the conversion of the Convertible Preferred Stock on May 18, 1998 and represents the minimum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Should Mr. Parker convert any or all of his shares of Convertible Preferred Stock, his ownership interest in the Convertible Preferred Stock will decrease or disappear accordingly.

(12) Consists of (i) 155,000 shares of Common Stock held individuall by Mr. Parker; and (ii) 200,000 shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock which are presently convertible. The shares of Convertible Preferred Stock convert into Common Stock on a formula basis. This computation assumes the conversion of the Convertible Preferred Stock on May 18, 1998 and represents the minimum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Should Mr. Parker convert any or all of his shares of Convertible Preferred Stock, his ownership interest in the Convertible Preferred Stock will decrease or disappear accordingly.

(13) Consists of (i) 155,000 shares of Common Stock held individuall by Mr. Parker; and (ii) 200,000 shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock which are presently convertible. The shares of Convertible Preferred Stock convert into Common Stock on a formula basis. This computation assumes the conversion of the Convertible Preferred Stock on May 18, 1998 and represents the minimum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Should Mr. Parker convert any or all of his shares of Convertible Preferred Stock, his ownership interest in the Convertible Preferred Stock will decrease or disappear accordingly.

(14) Includes (i) presently exercisable options to purchase 530,003 shares of Common Stock at exercise prices ranging from $1.275 to $6.75 per share; and (ii) 200,000 shares of Common Stock which are issuable upon conversion of Convertible Preferred Stock which are presently convertible.

                            -------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's By-Laws currently provide that the number of directors constituting the entire Board of Directors shall consist of not less than three nor more than fifteen members to be elected at each Annual Meeting of Shareholders of the Company. Pursuant to Proposal No. 1, the seven (7) nominees listed below have been nominated to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected. However, if Proposal No. 2 is adopted and implemented, the Company's Certificate of Incorporation and By-Laws will be amended to provide that the members of the Board of Directors shall be classified as nearly as possible into three classes, each with, as nearly as possible, one-third of the members of the Board of Directors. Under Proposal No. 2, if approved by the Company's shareholders, Scott A. Kaniewski and Leonard F. Parker shall be classified as Class I directors and shall serve until the 1999 Annual Meeting of Shareholders; Louis K. Adler, George Asch and Richard A. Bartlett shall be classified as Class II directors and shall serve until the 2000 Annual Meeting of Shareholders; and Robert Berman and Douglas Parker shall be classified as Class III directors and shall serve until the 2001 Annual Meeting of Shareholders. At each meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders. Directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which directors shall have been chosen, and until their successors are duly elected by the shareholders and have qualified. Officers are elected by and serve at the discretion of the Board of Directors, subject to certain employment contracts.

         The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

Required Vote

         Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

                   THE BOARD OR DIRECTORS RECOMMEND A VOTE FOR
                      THE ELECTION OF EACH OF THE NOMINEES.

         The following table sets forth for each director to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such director was first elected a director, the positions currently held by each director with the Company, the year each director's term will expire and the class of director for each director.


                                             Year First
                                               Elected                                          Year Term           Class of
Name                            Age           Director        Position                         Will Expire          Director
-----------------------      --------     --------------      -------------------------      --------------     --------------

Robert A. Berman                 38             1997          Chairman of the Board,               2001                III
                                                              Chief Executive Officer
                                                              and Director

Leonard F. Parker                68             1997          Chairman Emeritus and                1999                 I
                                                              Director



Douglas A. Parker                40             1997          President, Chief                     2001                III
                                                              Operating Officer and
                                                              Director

Scott A. Kaniewski               34             1996          Director                             1999                 I

Louis K. Adler                   62             1996          Director                             2000                II

George Asch                      60             1996          Director                             2000                II

Richard A. Bartlett              40             1996          Director                             2000                II

         Robert A. Berman has been President and Chief Executive Officer and a director of the Company since March 1997. Prior to joining the Company, Mr. Berman served as the Managing Director of Watermark LLC from September 1992 to March 1997 and is currently the sole Manager of Watermark LLC. Mr. Berman is also Vice Chairman and a director of Unistar Gaming Corporation, a wholly-owned subsidiary of Executone Information Systems, and a director of Catskill Development, LLC, the owner of an operating harness track.

         Leonard F. Parker has been Chairman of the Board of the Company since March 1997. Leonard Parker founded The Leonard Parker Company ("LPC") in 1969. Mr. Parker is a graduate of Tulane University and served in the United States Air Force. Prior to founding LPC, Mr. Parker was employed from 1950 by Maxwell Company, an interior design and furnishing company. Mr. Parker serves on various committees for the Special Olympics.
Leonard Parker is the father of Douglas Parker.

         Douglas A. Parker has been President-Purchasing Division and a director of the Company since March 1997. Mr. Parker is also President of LPC. Mr. Parker, a graduate of Tulane University in International Business, has been with LPC for 17 years. Mr. Parker is responsible for the development of the overseas offices in Sandton, Singapore and Dubai, coordinating the international operations and sales, as well as vendor and client relationships. Mr. Parker is also a director of Shelby Williams Industries, Inc. Douglas Parker is the son of Leonard Parker.

         Scott A. Kaniewski has been a director of the Company since March 1996. Since February 1998, Mr. Kaniewski has been president of HWS Real Estate Advisory Group, Inc., a wholly-owned subsidiary of the Company. Mr. Kaniewski has been a Member of Watermark LLC since February 1995 and the President of Watermark LLC since May 1997. Prior to his involvement with Watermark LLC, Mr. Kaniewski held several positions with VMS Realty Partners, including Vice President of Hotel Investments from December 1988 to March 1995. He is a Certified Public Accountant and a member of the Illinois CPA Society.

         Louis K. Adler has been a director of the Company since September 1996. Mr. Adler has been a private investor for over five years in Houston, Texas. He has been Chairman of the Board and President of Bancshares, Inc. (Houston, TX) since 1973; Vice Chairman of the Board since 1992 and a director since 1988 of Luther's Bar-B-Q, Inc., a group of twenty restaurants in Texas, Louisiana and Colorado; a director, Secretary and Treasurer of Warwick Communications, Inc. since 1993; and a director and officer of several other private companies. Mr. Adler is also a trustee and the President of the Adler Foundation and a member of the Dean's Advisory Counsel of Goizueta Business School of Emory University.

         George Asch has been a director of the Company since September 1996. Since September 1994, Mr. Asch has been a Vice President of Gray, Seifert and Co., Inc., an investment management company which became a wholly-owned independent subsidiary of Legg Mason, Inc. in April 1994. For 25 years prior to joining Gray Seifert and Co., Inc. in August 1990, Mr. Asch served as President of a manufacturing company. He currently serves on the boards of various philanthropic organizations, including the Montefiore Medical Center and the Price Foundation. He is a graduate of Columbia College and served as an officer in the United States Navy.

         Richard A. Bartlett has been a director of the Company since September 1996. Mr. Bartlett is a Managing Director of Resource Holdings Limited, a private merchant banking firm in New York City ("Resource Limited"). He specializes in legal aspects of mergers, acquisitions and other corporate restructurings. In that capacity, he sits and has sat on the board of various companies in which Resource Limited and its principals have made investments. From 1987 to 1993, he was a member of the Council of Foreign Relations and is a member of the New York State Bar. Mr. Bartlett received a law degree from Yale Law School and received his B.A. from Princeton University.

         The following table and paragraphs set forth information regarding the executive officers who are not standing for election as directors of the Company.

Name                            Age      Position
----                            ---      --------

Howard G. Anders                54       Chief Financial Officer, Executive
                                         Vice President and Secretary

         Howard G. Anders has been Executive Vice President, Chief Financial Officer and Secretary of the Company since February 1996 and was the Executive Vice President, Chief Operating Officer and a director of the Company from October 1994 to November 1995. From December 1995 to February 1996, Mr. Anders was an independent consultant. Mr. Anders served as Vice President and Chief Financial Officer of Alpine Lace Brands, Inc. in Maplewood, New Jersey from April 1992 to October 1994. From April 1983 to April 1992, Mr. Anders was President and Chief Operating Officer of North Hills Electronic, Inc. in Glen Cove, New York. Mr. Anders is a graduate of Rutgers University and attended the Harvard Business School PMD Program.

Board Meetings and Committees

         The Board of Directors met seven times during the fiscal year ended December 31, 1997. From time to time during such fiscal year, the members of the Board of Directors also acted by unanimous written consent. The Board of Directors has established standing Audit and Compensation Committees. The Audit Committee exercises the power which the Board of Directors would otherwise hold with respect to financial functions of the Company, including matters pertaining to the audit of the financial statements of the Company and related financial matters, as well as the appointment and activities of the Company's independent certified public accountants. The Audit Committee consists of Messrs. Adler and Asch. The Audit Committee met two times during the fiscal year ended December 31, 1997. The Compensation Committee exercises the power which the Board of Directors would otherwise hold with respect to (i) the grant of options under the 1996 Stock Option Plan (the "Employee Plan"); and (ii) the compensation and benefits of all officers of the Company. The Compensation Committee consists of Messrs. Adler, Asch and Bartlett. The Compensation Committee met two times during the fiscal year ended December 31, 1997.

Board of Directors Compensation

         The Company does not currently compensate directors who are also employees of the Company for service on the Board of Directors. Outside directors are paid a fee of $750 and reimbursed for their expenses incurred in attending each meeting of the Board of Directors and its Committees. In addition, outside directors receive options under the Company's 1996 Outside Directors' Stock Option Plan (the "Directors' Plan").

Executive Compensation

   The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Robert Berman, the Company's Chief Executive Officer, Leonard Parker, Douglas Parker and Howard Anders, the

Company's three other most highly compensated executives, and Alan Friedberg, who served as the Company's Chief Executive Officer from February 1996 to March 1997 (the "Named Executive Officers"). There is no other executive officer of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal years ended December 31, 1997, 1996 and 1995.


                          SUMMARY COMPENSATION TABLE(1)

                                            Annual Compensation                       Long-Term Compensation
                                 -----------------------------------          --------------------------------
                                                                                      Awards               Payouts
                                                                            ----------------------        --------

                                                                                            Securities
                                                           Other Annual      Restricted     Underlying      LTIP         All Other
 Name and Principal              Salary        Bonus       Compensation        Stock         Options/      Payouts     Compensation
      Position         Year        ($)          ($)             ($)          Awards ($)      SARs(#)         ($)            ($)
------------------    -----    ---------     --------     -------------     ----------     ----------     --------    -------------
Robert A. Berman (2).  1997     $161,000           --                --             --        160,000          --                --
                       1996           --           --                --             --             --          --                --
                       1995           --           --                --             --             --          --                --


Leonard F. Parker (3)  1997     $250,000           --                --             --             --          --                --
                       1996           --           --                --             --             --          --                --
                       1995           --           --                --             --             --          --                --


Douglas A. Parker (4)  1997     $175,000           --                --             --        100,000          --                --
                       1996           --           --                --             --             --          --                --
                       1995           --           --                --             --             --          --                --


Howard G. Anders (5)   1997     $215,000           --                --             --         15,000          --                --
                       1996     $150,000           --                --             --        100,000          --                --
                       1995     $128,000           --                --             --         50,000          --                --


Alan G. Friedberg(6).  1997     $250,000           --                --             --             --          --                --
                       1996     $225,000      $75,000                --             --        400,000          --                --
                       1995     $110,520           --                --             --              -          --                --

---------------------
(1) Perquisites and other personal benefits, securities or property to each executive officer did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.

(2) Mr. Berman joined the Company in March 1997 as the President, Chief Executive Officer and Director. In November 1997, he became the Chairman of the Board, Chief Executive Officer and a Director.

(3) Mr. Leonard Parker joined the Company in March 1997 as Chairman of the Board and Director. In November 1997, he became Chairman Emeritus of the Board of Directors.

(4)      Mr.   Douglas   Parker   joined   the   Company   in   March   1997  as
         President--Purchasing Division and Director. In November 1997, he became the President, Chief Operating Officer and a Director.

(5) Mr. Howard Anders joined the Company in October 1994 as Executive Vice President, Chief Operating Officer and Director. In February 1996, he resigned as a Director of the Company and became the Chief Financial Officer, Executive Vice President and Secretary.

(6) Mr. Friedberg joined the Company in August 1995 as the Chief Executive Officer of Hospitality Restoration and Builders, Inc., a wholly-owned subsidiary of the Company. In February 1996, he became the Chief Executive Officer and a Director of the Company, a position he held until March 1997. Mr. Friedberg served as the President of the Company's Renovation Division from March 1997 through November 1997.
         In November 1997, he became a Senior Vice President of the Company.

         The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                               Potential
                                                                                                          Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                                                                        Stock Price Appreciation
                                                    Individual Grants                                      For Option Term(1)
                         -------------------------------------------------------------             ------------------------------

                             Number of          % of Total
                            Securities         Options/SARs
                            Underlying           Granted to        Exercise
                           Options/SARs        Employees in          Price         Expiration
         Name               Granted(2)          Fiscal Year        Per Share          Date               5%                10%
-------------------      ---------------     ---------------     -----------     -------------     -------------     --------------
Robert A. Berman......        160,000              21.7%            $12.00          12/17/07         $1,207,477         $3,059,985
Leonard F. Parker.....          --                  --                --               --                --                --
Douglas A. Parker.....        65,000               8.8%              $6.75           1/10/07          $275,927           $699,254
Douglas A. Parker.....        35,000               4.8%             $12.00          12/17/07          $264,136           $669,372
Howard G. Anders......        15,000               2.0%             $12.00          12/17/07          $113,201           $286,874
Alan G. Friedberg.....          --                  --                --               --                --                --

         The   following   table  sets  forth  certain   information   regarding
unexercised stock options held by the Named Executive Officers as of December 31, 1997.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES



                                                                       Number of
                                                                       Securities                    Value of Unexercised
                             Shares                                    Underlying                        In-the-Money
                            Acquired                            Unexercised Options/SARs               Options/SARs At
                               On              Value               At Fiscal Year-End                  Fiscal Year-End
         Name               Exercise        Realized($)       Exercisable/Unexercisable(1)        Exercisable/Unexercisable
---------------------     -----------     -------------    -------------------------------      -----------------------------
Robert A. Berman.......        --               --                     0/160,000                          0/$180,000
Leonard F. Parker......        --               --                        --                                 --
Douglas A. Parker......        --               --                     0/100,000                          0/$453,750
Howard G. Anders.......        --               --                   175,000/40,000                  $1,963,125/$276,250
Alan G. Friedberg......        --               --                  300,000/100,000                 $3,112,500/$1,037,500


----------
(1) On December 31, 1997, the last reported sales price of the Common Stock on the American Stock Exchange was $13.125 per share.

Long-Term Incentive and Pension Plans

         The Company does not have any long-term incentive or defined benefit pension plans.

1996 Stock Option Plan

         For a discussion of the Employee Plan, please refer to Proposal No. 4.


1996 Outside Directors' Stock Option Plan

         On September 26, 1996, the Company's Board of Directors adopted, and the Company's shareholders approved, the 1996 Outside Directors' Stock Option Plan (the "Directors' Plan") for purposes of securing for the Company and its shareholders the benefits arising from stock ownership by outside directors. Each outside director who becomes a director after March 1, 1996 receives an initial grant of an option to purchase 15,000 shares of Common Stock. To the extent that shares of Common Stock remain available for the grant of options under the Directors' Plan, on April 1 of each year, commencing on April 1, 1997, each outside director shall automatically be granted an option to purchase 10,000 shares of Common Stock. Options granted under the Directors' Plan shall be exercisable in three equal installments, commencing on the first anniversary of the grant date. The exercise price of such options is the closing price of the Company's Common Stock on the American Stock Exchange on the business day immediately prior to grant. As of the date of this Proxy Statement, 250,000 shares of Common Stock have been reserved for issuance under the Directors' Plan and the Company has granted 130,000 options to purchase shares of Common Stock under the Directors' Plan at a weighted average exercise price of $5.42 per share, 33,334 of which are currently exercisable. The Directors' Plan is intended to comply in all respects with Rule 16b-3 under the Exchange Act.

1994 Non-Statutory Stock Option Plan

         In 1994, the Company adopted 1994 Non-Statutory Stock Option Plan, which was subsequently terminated. As of the date of this Proxy Statement, options to purchase 50,000 shares of Common Stock are outstanding and exercisable under such plan with an exercise price of $1.275 per share.

Other

         No director, executive officer or record or beneficial owner of more than five percent of the Company's Common Stock is involved in any material legal proceeding in which he is a party adverse to the Company or has a material interest adverse to the Company.

Employment Agreements

         The Company entered into a new three-year employment agreement with Mr. Berman as of January 1, 1998. The term of the employment agreement may be renewed for one year periods by mutual agreement of Mr. Berman and the Company. The employment agreement provides for base compensation at the rate of $300,000 per annum plus an annual bonus determined by the Company's Board of Directors in its sole discretion. In the event of a change of control (as defined in the employment agreement) which results in either (i) the termination of Mr. Berman's services for any reason other than voluntary withdrawal or cause, (ii) the placement of Mr. Berman in a position of lesser stature than that of a senior executive officer of the Company; (iii) a breach of certain provisions of Mr. Berman's employment agreement; or (iv) a requirement that Mr. Berman's principal duties be performed outside of Manhattan, or Mr. Berman's decision to leave the Company one year after such a change of control, the Company must pay to Mr. Berman, as liquidated damages, a lump sum cash payment equal to 2.99 times his base salary and last bonus paid (up to certain limitations). The employment agreement also contains confidentiality and non-compete provisions during the term of the agreement and for a period of two years thereafter.

         The Company entered into a four-year employment agreement with Mr. Leonard Parker on January 9, 1997 with a base compensation of $250,000 per annum. Pursuant to such agreement, the salary for the final year of the agreement was paid in full at signing. Further, Mr. Leonard Parker has agreed not to compete with the Company during the term of the agreement and for a period of one year thereafter.

         The Company entered into a new two-year employment agreement with Mr. Douglas Parker as of January 1, 1998. The term of the employment agreement may be renewed for one year periods by mutual agreement of Mr. Douglas Parker and the Company. The employment agreement provides for base compensation at the rate of $250,000 per annum plus an annual bonus determined by the Company's Board of Directors in its sole discretion. In the event of a change of control (as defined in the employment agreement) which results in either (i) the termination of Mr. Douglas Parker's services for any reason other than voluntary withdrawal or cause, (ii) the placement of Mr. Douglas Parker in a position of lesser stature than that of a senior executive officer of the Company; (iii) a breach of certain provisions of Mr. Douglas Parker's employment agreement; or (iv) a requirement that Mr. Douglas Parker's principal duties be performed outside a 30 mile radius from the location at which Mr. Douglas Parker had performed his duties immediately prior to the change of control, the Company must pay to Mr. Douglas Parker, as liquidated damages, a lump sum cash payment equal to 2.99 times his base salary (subject to certain limitations). The employment agreement also contains confidentiality and non-compete provisions during the term of the agreement and for a period of two years thereafter.

         The Company entered into a new three-year employment agreement with Mr. Anders as of January 1, 1998. The term of the employment agreement may be renewed for one year periods by mutual agreement of Mr. Anders and the Company. The employment agreement provides for base compensation at the rate of $225,000 per annum plus an annual bonus determined by the Company's Board of Directors in its sole discretion. In the event of a change of control (as defined in the employment agreement) which results in either (i) the termination of Mr. Anders' services for any reason other than voluntary withdrawal or cause, (ii) the placement of Mr. Anders in a position of lesser stature than that of a senior executive officer of the Company; (iii) a breach of certain provisions of Mr. Anders' employment agreement; or (iv) a requirement that Mr. Anders' principal duties be performed outside a 30 mile radius from the location at which Mr. Anders had performed his duties immediately prior to the change of control, the Company must pay to Mr. Anders, as liquidated damages, a lump sum cash payment equal to 2.99 times his base salary (subject to certain limitations). The employment agreement also contains confidentiality and non-compete provisions during the term of the agreement and for a period of two years thereafter.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee, which exercises the power which the Board of Directors would otherwise hold with respect to the grant of options under the Employee Plan as well as the compensation and benefits of all officers of the Company, consists of Louis K. Adler, George Asch and Richard A. Bartlett. Mr. Bartlett is a Managing Director of Resource Holdings. The Company has renewed its engagement with Resource Holdings as a financial advisor. As compensation for such engagement, the Company has agreed to pay Resource Holdings a retainer of $10,000 per month for at least one year. The Company, pursuant to the terms of its previous agreement, granted Resource Holdings a five-year option to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Compensation Committee is comprised entirely of non-employee directors. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers for the fiscal year ended December 31, 1997.

         General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and upon their performance. The Compensation Committee reviews the compensation structures of other companies similarly situated and establishes a compensation structure designed to attract highly qualified individuals while also recognizing the Company's financial condition. This compensation structure involves three principal components: (i) a base salary established at the minimum level necessary to attract new management and to retain qualified individuals; (ii) a bonus opportunity based both on overall Company performance and individually established goals; and (iii) equity incentives in the form of stock options.

         With this compensation structure, the Company has been able to attract executives who recognize that their success is tied to the Company's future business performance and to their success in increasing shareholder value. For 1998 and future years, incentive compensation plans will be heavily weighted to reward superior operating performance, growth and profitability.

         Chief Executive Officer Compensation. Mr. Berman's compensation package was negotiated with the Compensation Committee to generally reflect the principles described above. The Compensation Committee believes that Mr. Berman's compensation, including his salary and stock options, fall well within the Company's compensation philosophy. See "Employment Agreements."

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance based. The non-performance based compensation to be paid to the Company's executive officers for the fiscal year ended December 31, 1997 did not exceed the $1 million per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for the fiscal year ended December 31, 1998 will exceed that limit. The Employee Plan is structured so that any compensation deemed made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will recondsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

         Submitted by the Compensation Committee: Louis K. Adler, George Asch and Richard A. Bartlett.

Common Stock Performance

         The following graph compares the total return on the Company's Common Stock from the commencement of trading of the Company's Common Stock on January 28, 1994 to the total returns of the Standard & Poor's SmallCap 600 Index and the Standard & Poor's Loding/Hotels Industry Index (the "Peer Group").

         [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]


                                                                       Shareholder Value at Year End
                                             Jan. 1994        Dec. 1994         Dec. 1995         Dec. 1996         Dec. 1997
                                           ------------    -------------     -------------     -------------     -------------

Hospitality Worldwide Services                $100.00          $53.33            $33.33            $180.00           $350.00
S&P Lodging/Hotels Industry Index             $100.00          $96.93            $133.94           $145.03           $187.30
S&P SmallCap 600 Index                        $100.00          $93.54            $121.56           $147.48           $185.21

         Assumes $100 invested on January 28, 1994 in the Company's Common Stock, the Standard & Poor's SmallCap 600 Index and the Peer Group. The calculations in the table were made on a dividends reinvested basis.

         There can be no assurance that the Company's Common Stock performance will continue with the same or similar trends depicted in the above graph.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. During the year ended December 31, 1996, all of such forms were filed in a timely manner, with the exception of (i) Forms 3 with respect to one transaction for each of Leonard Parker and Douglas Parker; (ii) Forms 4 with respect to one transaction for each of Richard Bartlett, Scott Kaniewski, George Asch and Louis Adler; and (iii) a Form 5 with respect to one transaction for Watermark LLC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 1, 1998, the Company renewed its engagement of Resource Holdings as a financial advisor. As compensation for such engagement, the Company has agreed to pay Resource Holdings a retainer of $10,000 per month for at least one year. The Company, pursuant to the terms of its previous agreement, granted Resource Holdings a five-year option to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

         In May 1997, the Company entered into an Agreement to Joint Venture (the "Joint Venture Agreement") with Apollo Real Estate Advisors II, L.P., a Delaware limited partnership ("Apollo") and Watermark LLC. Pursuant to the Joint Venture Agreement, Watermark LLC receives a management fee of 1 1/2% of all costs (other than soft costs) incurred in acquiring and rehabilitating a particular project. On February 9, 1998, the Company purchased the assets of the real estate advisory business from Watermark Limited LLC, including all of Watermark LLC's right, title and interest to the aforementioned management fees payable under the Joint Venture Agreement. The Company paid Watermark LLC $1,500,000 as consideration.

         The Company has performed renovation services for Watermark Limited LLC. During the second quarter of 1997, the Company renegotiated a renovation contract with Watermark to provide for fees more consistent with a project of similar scope and complexity. As a result of the revision, the Company recognized additional revenue of $409,000 and a job to date adjustment of $778,000, resulting in additional gross margin of approximately $780,000 without an accompanying increase in costs. As of December 31, 1997, the Company has no receivables from Watermark.

                            -------------------------

                                 PROPOSAL NO. 2

       APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                AND BY-LAWS TO CREATE THREE CLASSES OF DIRECTORS

         On March 24, 1998, subject to shareholder approval, the Board of Directors authorized amendments (the "Amendments") to the Certificate of Incorporation and By-Laws of the Company to establish three classes of directors, each class ordinarily to serve for three-year terms. As proposed, the Class I directors will serve until the 1999 Annual Meeting of Shareholders, the Class II directors will serve until the 2000 Annual Meeting of Shareholders and the Class III directors will serve until the 2001 Annual Meeting of Shareholders.

         The Amendments, if approved by the shareholders, would become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Department of State of New York, which is expected to be made shortly following the adoption of the Amendments at the Annual Meeting. If the Amendments are approved, the Certificate of Incorporation and By-Laws will be amended to carry out the purposes of the Amendments and to eliminate provisions in the Company's Certificate of Incorporation and By-Laws which are inconsistent with the purposes of the Amendments. Approval of the Amendments by the shareholders will constitute approval and adoption of such changes to the Company's Certificate of Incorporation and By-Laws.

Purposes of the Amendments

         The Amendments are designed to make it more time consuming to change majority control of the Board of Directors without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal that does not contemplate the acquisition of all of the Company's outstanding shares, or to an unsolicited proposal for the restructuring or sale of all or part of the Company. The Board of Directors believes that the Amendments will serve to encourage any person intending to attempt such a transaction to negotiate with the Board of Directors, and that the Board of Directors will better be able to protect the interests of the shareholders.

         The Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board of Directors. The Amendments could also have the effect of discouraging a third party from making a partial tender offer, including an offer at a substantial premium over the then prevailing market value of those shares of capital stock of the Company then issued and outstanding and entitled to vote on such matters (the "Voting Stock"), or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Additionally, since the Amendments are designed to discourage accumulations of large blocks of the Voting Stock by purchasers whose objective is to have such Voting Stock repurchased by the Company at a premium, adoption of the Amendments could tend to reduce any temporary fluctuations in the market price of the Voting Stock which are caused by such accumulations. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. The Amendments may also discourage or make more difficult or expensive a proxy contest or merger involving the Company or a tender offer, open market purchase program or other purchases of Voting Stock which a majority of shareholders may deem to be in their best interests or which may give shareholders the opportunity to realize a premium over the prevailing market price of their stock.

Description of the Amendments

         The full text of the Amendments to the Certificate of Incorporation and By-Laws are included in this Proxy Statement as Appendices A and B, respectively. The following description of the Amendments is qualified in its entirety by reference to Appendices A and B.

         The directors shall be divided into three classes, and designated as Class I, Class II and Class III. Class I directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 1999 Annual Meeting of Shareholders; Class II directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2000 Annual Meeting of Shareholders; and Class III directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2001 Annual Meeting of Shareholders. At each succeeding annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are elected and qualified."

Required Vote

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation and By-Laws to create three classes of directors.

         THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THESE AMENDMENTS ARE IN THE BEST INTEREST OF THE SHAREHOLDERS OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS.


                            -------------------------

                                 PROPOSAL NO. 3

              INCREASING THE AUTHORIZED COMMON AND PREFERRED STOCK

         On March 24, 1998, subject to shareholder approval, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from twenty million (20,000,000) shares to fifty million (50,000,000) shares and the number of authorized shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), from three million (3,000,000) to five million (5,000,000). If approved by the shareholders, Article 5 of the Company's Certificate of Incorporation would be amended to provide as follows:

         "5: The aggregate number of shares of common stock that the Corporation shall have authority to issue is (i) fifty million (50,000,000) shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) five million (5,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock")."

         The Company is currently authorized to issue 20,000,000 shares of Common Stock. As of the Record Date, 11,868,022 shares of Common Stock were issued and outstanding, and approximately an additional 7,375,973 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants and for options that may be granted in the future under the Employee Plan and the Outside Directors' Plan (assuming the approval by shareholders of the increase in the number of shares reserved under the Employee Plan described in Proposal No. 4 of this Proxy Statement), as well as shares of Common Stock underlying outstanding convertible preferred stock. The Company is currently authorized to issue 3,000,000 shares of Preferred Stock, of which 200,000 have been designated as the Convertible Preferred Stock. As of the Record Date, 200,000 shares of Convertible Preferred Stock were issued and outstanding.

         The Board of Directors of the Company believes that it is advisable and in the best interest of the Company and its shareholders to have available authorized but unissued shares of Common Stock and Preferred Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by American Stock Exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financing and equity financings. As there are no offerings of the Preferred Stock contemplated by the Company in the proximate future, the terms of such securities have not been determined. Dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Directors, without further authorization of the shareholders. No shareholder of the Company would have any preemptive rights regarding future issuance of any shares of Common Stock and Preferred Stock.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock and Preferred Stock. However, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock and Preferred Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's shareholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         The issuance of additional shares of Common Stock and Preferred Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to shareholders any anti-takeover measures.

Required Vote

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
        THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
                                PREFERRED STOCK.


                            -------------------------

                                 PROPOSAL NO. 4

         On March 24, 1998, subject to shareholder approval, the Board of Directors authorized an amendment to the Employee Plan to increase the number of shares of Common Stock reserved for issuance pursuant to the exercise of options granted under the Employee Plan from 1,700,000 to 2,700,000. The purpose of the Employee Plan is to provide additional incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company, or otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of the Company and to stimulate their efforts on behalf of the Company, and to retain and attract to the employ of the Company persons of competence. The granting of options serves as partial consideration for and gives employees an additional inducement to remain in the service of the Company and provides them with an increased incentive to work towards the Company's success. Each option granted pursuant to the Employee Plan shall be designated at the time of grant as either an Incentive Stock Option or as a "non-qualified stock option."

         The Board of Directors believes it is in the best interests of the Company and its stockholders to approve the amendment to the Employee Plan because it will allow the Company to provide additional compensation and incentives to eligible individuals whose present and potential contributions are important to the continued success of the Company, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company to continue to attract and retain the best available talent for the successful conduct of its business.

Required Vote

         The affirmative vote of the holders of a majority of shares of Common Stock of the Company present, or represented, and entitled to vote at the Annual Meeting is required for the approval of the amendment to the Employee Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    APPROVAL OF THE AMENDMENT THE 1996 STOCK
                                  OPTION PLAN.

Plan Activity

         As of May 18, 1998, options to purchase an aggregate of 80,750 shares of Common Stock granted under the Employee Plan had been exercised, and options to purchase 1,527,500 shares of Common Stock were outstanding, with a weighted average exercise price of $5.82 per share. Without accounting for the proposed amendment to the Employee Plan, 91,750 shares of Common Stock remain available for future grants as of May 18, 1998.

         Reference is made to the table under the caption "Option/SAR Grants in Last Fiscal Year" for information with respect to the grant of options pursuant to the Employee Plan to the Named Executive Officers during the fiscal year ended December 31, 1997. The following table sets forth additional information with respect to options granted pursuant to the Employee Plan during the fiscal year ended December 31, 1997 to certain groups:


                                                            Weighted Average
                  Identity of Group                           Exercise Price            Options Granted
---------------------------------------------------      ---------------------      -------------------

All executive officers as a group (4 persons).........        $10.76                        275,000

Non-executive officer employees as a group
(approximately 59 persons)............................        $10.25                        228,000

Description of the Employee Plan and Option Terms

         The following is a summary of the primary provisions of the Employee Plan, but it is not intended to be a complete description of all the terms and provisions of the Employee Plan. A copy of the Employee Plan will be furnished to any shareholder upon written request to the Corporate Secretary of the Company at the principal executive offices of the Company set forth on the first page of this Proxy Statement.

         Administration of the Plan. The Employee Plan is administered by the Compensation Committee, which determines to whom among those eligible, and the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Compensation Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Compensation Committee in its discretion deems relevant.

         The Compensation Committee is authorized to amend, suspend or terminate the Employee Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to
(i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the Employee Plan; (ii) permit the grant of an incentive stock option under the Employee Plan with an option price less than 100% of the fair market value of the shares at the time such option is granted;
(iii) change the eligibility requirements for participation in the Employee Plan; (iv) extend the term of any option or the period during which any option may be granted under the Employee Plan; (v) decrease an option exercise price (although an option may be cancelled and a new option granted at a lower exercise price); or (vi) materially increase the benefits to participants of the Employee Plan.

         Unless the Employee Plan is terminated earlier by the Compensation Committee, it will terminate on June 5, 2006.

         Shares Subject to the Plan. The Employee Plan currently provides that options may be granted with respect to a total of 1,700,000 shares of Common Stock. However, if this Proposal No. 4 is adopted and implemented, the Employee Plan will be amended to provide that options may be granted with respect to a total of 2,700,000 shares of Common Stock. Under certain circumstances involving a change in the number of shares of

Common Stock, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the Employee Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution, liquidation or upon a transfer of substantially all of the assets or more than 80% of the outstanding Common Stock, the options granted under the Employee Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or is terminated for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for grant under the Employee Plan.

         Participation. Any employee of the Company or its subsidiaries shall be eligible to receive incentive stock options or non-qualified stock options granted under the Employee Plan.

         Option Price. The exercise price of each option is determined by the Compensation Committee, but may not be less than 100% of the Fair Market Value (as defined in the Employee Plan) of the shares of Common Stock covered by the option on the date the option is granted in the case of an incentive stock option, nor less than 75% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of a non-qualified stock option. If an Incentive Stock Option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

         Terms of Options. The Compensation Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The Employee Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

         Restrictions on Grant and Exercise. An option may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as described in the Employee Plan) and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

         Registration of Shares. The Company has filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock currently issuable upon exercise of options granted pursuant to the Employee Plan. If this Proposal No. 4 is adopted and implemented, the Company intends to file a registration statement under the Securities Act with respect to the 1,000,000 increase in the number of shares issuable upon exercise of options granted pursuant to the Employee Plan.

         Rule 16b-3 Compliance. In all cases, the terms, provisions, conditions and limitations of the Employee Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Exchange Act.

         Tax  Treatment  of  Incentive  Options.   No  taxable  income  will  be
recognized by an option holder upon receipt of an Incentive Stock Option, and the Company will not be entitled to a tax deduction in respect of such grant.

         In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an Incentive Stock Option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the transfer of the option shares, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

         If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

         The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price of an incentive stock option will be a tax preference item for purposes of the alternative maximum tax, which, in general, imposes a 26% tax rate on the initial $175,000 (and a 28% rate in excess of $175,000) of the excess of (i) an individual's adjusted gross income plus certain tax preference items over (ii) $33,750 ($45,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum taxable income exceeds $112,500 ($150,000 for joint returns). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

         Tax Treatment of Non-Qualified Options. No taxable income will be recognized by an option holder upon receipt of a non-qualified stock option, and the Company will not be entitled to a tax deduction for such grant.

         Upon the exercise of a non-qualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the non-qualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

         The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.


                            -------------------------

                                 PROPOSAL NO. 5

     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen, LLP to be the independent certified public accountants of the Company for the fiscal year ending December 31, 1998. Although the selection of certified public accountants does not require ratification, the Board of Directors has directed that the appointment of Arthur Andersen, LLP be submitted to shareholders for ratification. If shareholders do not ratify the appointment of Arthur Andersen, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of Arthur Andersen, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.


          CHANGE IN COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On November 12, 1997, the Company dismissed BDO Seidman, LLP ("BDO") as its independent certified public accountants. The Company's Board of Directors approved such dismissal. BDO's accountant's report on the financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with its audits for the two most recent fiscal years and during the subsequent interim period ending on November 13, 1997, there were no other reportable events or disagreements with BDO to report in response to Item 304(a) of Regulation S-K, Section 229.304(a).

         On  November  12,  1997,   Arthur  Andersen  LLP  was  engaged  as  new
independent accountants to the Company.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
           OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                            -------------------------

                              SHAREHOLDER PROPOSALS

         Shareholder proposals in respect of matters to be acted upon at the Company's 1999 Annual Meeting of Shareholders should be received by the Company on or before January 22, 1999 in order that they may be considered for inclusion in the Company's proxy materials.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action at the forthcoming Annual Meeting, but if any other matters properly come before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         An Annual Report for the fiscal year ended December 31, 1997, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                              By Order of the Board of Directors,


                              HOWARD G. ANDERS,
                              Executive Vice President,
                              Chief Financial Officer and Secretary

Dated:   New York, New York
         [May 22, 1998]

                                                                      APPENDIX A


                          Text of Proposed Amendment to
                          Certificate of Incorporation
                            to Create Staggered Board


RESOLVED:   That the Certificate of Incorporation be amended by adding a new
            Article 7 in the following form:

         "7. The directors shall be divided into three classes, each with, as nearly as possible, one-third of the members of the Board of Directors, and designated as Class I, Class II and Class III. Class I directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 1999 Annual Meeting of Shareholders; Class II directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2000 Annual Meeting of Shareholders; and Class III directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2001 Annual Meeting of Shareholders. At each succeeding annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are elected and qualified."

                                                                      APPENDIX B

                          Text of Proposed Amendment to
                            The Company's By-Laws to
                            Create a Staggered Board


1. SECTION 3 OF ARTICLE III OF THE COMPANY'S BY-LAWS SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

         "Section 3. Election and Term. The directors shall be divided into three classes, each with, as nearly as possible, one-third of the members of the Board of Directors, and designated as Class I, Class II and Class III. Class I directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 1999 Annual Meeting of Shareholders; Class II directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2000 Annual Meeting of Shareholders; and Class III directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2001 Annual Meeting of Shareholders. At each succeeding annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are elected and qualified."

                                                                      APPENDIX C

                      HOSPITALITY WORLDWIDE SERVICES, INC.

                             1996 STOCK OPTION PLAN


1.       Purposes

                  The purpose of the Plan is to provide additional incentive to the officers and employees of the Company who are primarily responsible for the management and growth of the Company, or otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of the Company and to stimulate their efforts on behalf of the Company, and to retain and attract to the employ of the Company persons of competence. Each option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The terms and conditions of the Plan shall be set forth or incorporated by reference in the option agreements evidencing the options.

2.       Definitions

                  For the purposes of the Plan, unless the context otherwise requires, the following definitions shall be applicable:

                  (a) "Board" or "Board of Directors" means the Company's Board of Directors.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" means the Compensation Committee composed of two or more members of the Board of Directors, and who shall be responsible for administering the Plan. Each of the members of the Committee shall be a Disinterested Person.

                  (d)      "Company" means Hospitality Worldwide Services, Inc.

                  (e) "Disinterested Person" means a disinterested person, as defined in Rule 16b-3 under the Exchange Act.

                  (f) "Employee" means an employee of the Company or of a Subsidiary (including a director or officer of the Company or a Subsidiary who is also an employee).

                  (g) "ERISA" means the Employment Retirement Income Security Act of 1974.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" of the Shares means the closing price of publicly traded Shares on the national securities exchange on which the Shares are listed (if the Shares are so listed) or on the Nasdaq National Market (if the Shares are regularly quoted on the Nasdaq National Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

                  (j) "ISO" means an option intended to qualify as an incentive stock option under Section 422 of the Code.

                  (k) "NQO" means an option that does not qualify as an ISO.

                  (l) "Plan" means the 1996 Stock Option Plan of the Company.

                  (m) "Securities Act" means the Securities Act of 1933, as amended.

                  (n) "Shares" means shares of the Company's Common Stock, $.01 par value, including authorized but unissued shares and shares that have been previously issued and reacquired by the Company.

                  (o)   "Subsidiary"   of  the  Company  means  and  includes  a
"Subsidiary Corporation," as that term is defined in Section 425(f) of the Code.

3.       Administration

                  Subject to the express provisions of the Plan, the Committee shall have authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee, in its sole discretion, shall from time to time determine the persons from among those eligible under the Plan to whom, and the time or times at which, options shall be granted, the number of Shares to be subject to each option, whether an option shall be designated an ISO or an NQO and the manner in and price at which such option may be exercised. In making such determination, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee shall in its discretion deem relevant. The determination of the Committee with respect to any matter referred to in this Section 3 shall be conclusive.

4.       Eligibility for Participation

                  Any Employee shall be eligible to receive ISOs or NQOs granted under the Plan.

5.       Limitation on Shares Subject to the Plan

                  Subject to adjustment as hereinafter provided, no more than 2,700,000 Shares may be issued pursuant to the exercise of options granted under the Plan. If any option shall expire or terminate for any reason, without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

6.       Terms and Conditions of Options

                  Each option granted under the Plan shall be subject to the following terms and conditions:

                  (a) Except as provided in Subsection 6(j), the option price per Share shall be determined by the Committee, but (i) as to an ISO shall not be less than 100% of the Fair Market Value of a Share on the date such ISO option is granted; and (ii) as to an NQO, shall not be less than 75% of the Fair Market Value of a Share on the date such NQO is granted.

                  (b) The Committee shall, in its discretion, fix the term of each option, provided that the maximum length of the term of each option granted hereunder shall be 10 years and provided further than the provisions of Subsection 6(j) hereof shall be applicable to the grant of ISOs to Employees therein identified.

                  (c) If a holder of an option dies while he is employed by the Company or a Subsidiary, such option may, to the extent that the holder of the option was entitled to exercise such option on the date of his death, be exercised during a period after his death fixed by the Committee, in its discretion, at the time such option is granted, but in no event to exceed one year, by his personal representative or representatives or by the person or persons to whom the holder's rights under the option shall pass by will or by the applicable laws of descent and distribution or by a qualified domestic relations order; provided, however, that no option granted under the Plan may be exercised to any extent by anyone after its expiration.

                  (d) In the event that a holder of an option shall voluntarily retire or quit his employment without the written consent of the Company or a Subsidiary or if the Company shall terminate the employment of a holder of an option for cause, the options held by such holder shall forthwith terminate. If a holder of an option shall voluntarily retire or quit his employment with the written consent of the Company or a Subsidiary, or if the employment of such holder shall have been terminated by the Company or a Subsidiary for reasons other than cause, such holder may (unless his option shall have previously expired pursuant to the provisions hereof) exercise his option at any time prior to the first to occur of the expiration of the original option period or the expiration of a period after termination of employment fixed by the Committee, in its discretion, at the time the option is granted, but in no event to exceed three months, to the extent of the number of Shares subject to such option which were purchasable by him on the date of termination of his employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder thereof continues to be an Employee.

                  (e) Anything to the contrary contained herein or in any option agreement executed and delivered hereunder, no option shall be exercisable unless and until the Plan has been approved by stockholders of the Company in accordance with Section 13 hereof.

                  (f) Each option shall be nonassignable and nontransferable by the option holder otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules promulgated thereunder and shall be exercisable during the lifetime of the option holder solely by him.

                  (g) An option holder desiring to exercise an option shall exercise such option by delivering to the Company written notice of such exercise, specifying the number of Shares to be purchased, together with payment of the purchase price therefor; provided, however that no option may be exercised in part with respect to fewer than 100 Shares, except to purchase the remaining Shares purchasable under such option. Payment shall be made as follows: (i) in United States dollars by cash or by check, certified check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, by delivering to the Company Shares already owned by the option holder and having a Fair Market Value on the date of exercise equal to the exercise price, or a combination of such Shares and cash; or (iii) by any other proper method specifically approved by the Committee.

                  (h) In order to assist an option holder with the acquisition of Shares pursuant to the exercise of an option granted under the Plan, the Committee may, in its discretion and subject to the requirements of applicable statutes, rules and regulations, whenever, in its judgment, such assistance may reasonably be expected to benefit the Company, authorize, either at the time of the grant of the option or thereafter (i) the extension of a loan to the option holder by the Company, (ii) the payment by the option holder of the purchase price of the Shares in installments, or (iii) the guaranty by the Company of a loan obtained by the option holder from a third party. The Committee shall determine the terms of any such loan, installment payment arrangement or guaranty, including the interest rate and other terms of repayment thereof. Loans, installment payment arrangements and guaranties may be authorized with or without security and the maximum amount thereof shall be the option price for the Shares being acquired plus related interest payments.

                  (i) The aggregate Fair Market Value (determined at the time an ISO is granted) of the Shares as to which an Employee may first exercise ISOs in any one calendar year under all incentive stock option plans of the Company and its Subsidiaries may not exceed $100,000.

                  (j) An ISO may be granted to an Employee owning, or who is considered as owning by applying the rules of ownership set forth in Section 425(d) of the Code, over 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary if the option price of such ISO equals or exceeds 110% of the Fair Market Value of a Share on the date the option is granted and such ISO shall expire not more than five years after the date of grant.

7.       Adjustments Upon Changes in Capitalization

                  (a) Subject to any required regulatory approval, new option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Subsection 7(b) hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the
Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, in which the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Shares; provided, however, that each option holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired option rights granted hereunder whether or not then exercisable. If the exercise of the foregoing right by the holder of an ISO would be deemed to result in a violation of the provisions of Subsection 6(i) of the Plan, then, without further act on the part of the Committee or the option holder, such ISO shall be deemed an NQO to the extent necessary to avoid any such violation.

                  (b) The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding Shares shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of Shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate option price.

                  (c) Adjustments under this Section 7 shall be made by the Committee whose determination as to what adjustments, if any, shall be made, and the extent thereof, shall be final.

8.       Privileges of Stock Ownership

                  No option holder shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to him.

9.       Securities Regulation

                  (a) Each option shall be subject to the requirement that if at any time the Board of Directors or Committee shall in its discretion determine that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any Federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board of Directors or Committee.

                  (b) Unless at the time of the exercise of an option and the issuance of the Shares thereby purchased by any option holder hereunder there shall be in effect as to such Shares a Registration Statement under the Securities Act and the rules and regulations of the Securities and Exchange Commission, or there shall be available an exemption from the registration requirements of the Securities Act, the option holder exercising such option shall deliver to the Company at the time of exercise a certificate (i) acknowledging that the Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, (ii) certifying that he is acquiring the Shares issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and
(iii) containing such option holder's agreement that such Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Securities Act. The Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including the rules and regulations of the Securities and Exchange Commission.

10.      Employment of Employee

                  Nothing contained in the Plan or in any option agreement executed and delivered thereunder shall confer upon any option holder any right to continue in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to terminate such employment at any time.

11.      Withholding; Disqualifying Disposition

                  (a) The Company shall deduct and withhold from any salary or other compensation for employment services of an option holder, all amounts required to satisfy withholding tax liabilities arising from the grant or exercise of an option under the Plan or the acquisition or disposition of Shares acquired upon exercise of any such option.

                  (b) In the discretion of the Committee and in lieu of the deduction and withholding provided for in subsection (a) above, the Company shall deduct and withhold Shares otherwise issuable to the option holder having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld.

                  (c) In the case of disposition by an option holder of Shares acquired upon exercise of an ISO within (i) two years after the date of grant of such ISO, or (ii) one year after the transfer of such Shares to such option holder, such option holder shall give written notice to the Company of such disposition not later than 30 days after the occurrence thereof, which notice shall include all such information as may be required by the Company to comply with applicable provisions of the Code and shall be in such form as the Company shall from time to time determine.

12.      Amendment, Suspension and Termination of the Plan

                  Subject to any required regulatory approval, the Board of Directors or Committee may at any time amend, suspend or terminate the Plan, provided that, except as set forth in Section 7 above, no amendment may be adopted without the approval of stockholders which would:

                  (a) increase the number of Shares which may be issued pursuant to the exercise of options granted under the Plan;

                  (b) permit the grant of an option under the Plan with an option price less than 100% of the Fair Market Value of the Shares at the time such option is granted;

                  (c)      change the provisions of Section 4;

                  (d) extend the term of an option or the period during which an option may be granted under the Plan;

                  (e) decrease an option exercise price (provided that the foregoing does not preclude the cancellation of an option and a new grant at a lower exercise price without stockholder approval); or

                  (f) materially increase the benefits accruing to participants of the Plan.

Unless the Plan shall theretofore have been terminated by the Board of Directors or Committee, the Plan shall terminate on June 5, 2006. No option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the option holder to be affected, alter or impair any rights or obligations under any option theretofore granted to such option holder under the Plan.

13.      Effective Date

                  The effective date of the Plan shall be June 5, 1996, subject to its approval by shareholders of the Company not later than June 4, 1997.

                      HOSPITALITY WORLDWIDE SERVICES, INC.

                    Proxy Solicited by the Board of Directors
                                     for the
                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 25, 1998


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of HOSPITALITY WORLDWIDE SERVICES, INC. (the "Company") does hereby constitute and appoint ROBERT A. BERMAN AND HOWARD G. ANDERS or either of them (each with full power of substitution of another for himself) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock and/or Redeemable Convertible Preferred Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, June 25, 1998 at 11:00 A.M. local time at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournment or adjournments thereof, all as set forth in the Notice of Meeting and Proxy Statement.

                                                (See Reverse Side)

         1.       ELECTION OF A BOARD OF SEVEN DIRECTORS:
                  To vote for the election of the following directors: Robert A. Berman, Leonard F. Parker, Douglas A. Parker, Louis K. Adler, George Asch, Richard A. Bartlett and Scott A. Kaniewski


                                                                    (INSTRUCTIONS:  To withhold
FOR all nominees  listed to the    WITHHOLD  AUTHORITY to            authority to vote for any individual
right (except as marked to the     vote for nominees listed to the   nominee,  strike a line through the
contrary)                          right                             nominee's name in the listbelow.)

             / /                               / /                  Robert A. Berman
                                                                    Leonard F. Parker
                                                                    Douglas A. Parker
                                                                    Louis K. Adler
                                                                    George Asch
                                                                    Richard A. Bartlett
                                                                    Scott A. Kaniewski




2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS TO CREATE THREE CLASSES OF DIRECTORS:

         To vote for the approval of the amendments to the Company's Certificate of Incorporation and By-Laws to create three classes of directors to serve for staggered terms.


         FOR      / /          AGAINST      / /          ABSTAIN       / /



3. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED STOCK OF THE COMPANY:

         To vote for approval of the amendment to the Company's Certificate of Incorporation to increase the Company's authorized stock.

                  -----                     -----                      -----
         FOR      |   |        AGAINST      |   |        ABSTAIN       |   |
                  -----                     -----                      -----


4.       AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN:

         To vote for approval of the amendment to the Company's 1996 Stock Option Plan to increase the number of shares issuable thereunder.

                  -----                     -----                      -----
         FOR      |   |        AGAINST      |   |        ABSTAIN       |   |
                  -----                     -----                      -----


5.       RATIFICATION OF THE APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS:

         To ratify the appointment of Arthur Andersen, LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

                  -----                     -----                      -----
         FOR      |   |        AGAINST      |   |        ABSTAIN       |   |
                  -----                     -----                      -----

6.       DISCRETIONARY AUTHORITY:

         To vote with discretionary authority with respect to all other matters which may come before the Annual Meeting.

                  -----                     -----                      -----
         FOR      |   |        AGAINST      |   |        ABSTAIN       |   |
                  -----                     -----                      -----

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 THROUGH 5.


         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated [May 22], 1998.



Signature                             Date


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing on behalf of a corporation, you should be an authorized officer of such corporation, and please give your title as such.